Form 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Amendment No. 3

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                          AGOURON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


California                                                    33-0061928
(State of incorporation                                       (IRS Employer
or organization)                                        Identification No.)

                          10350 North Torrey Pines Road
                           La Jolla, California 92037
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

         None                                                          N/A

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. / /

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights (the "Rights")


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         The Registrant  hereby amends the following  items of its  Registration
Statement on Form 8-A dated November 7, 1996, as follows:

Item 1.           Description of Registrant's Securities to be Registered.

                  Pursuant to action of the Board of Directors of Agouron Pharmaceuticals, Inc. (the "Company") effective November 10, 1998, the Rights Agreement attached to the Form 8-A filed with the Securities and Exchange Commission on November 8, 1996, as thereafter amended, was amended and restated to, among other things, (i) change the definition of "Acquiring Person" to mean any person who becomes a beneficial owner of common shares representing twenty percent (20%) or more of the common shares then outstanding; and (ii) effect a two-for-one split of the rights with a corresponding adjustment of the purchase price therefor (reflecting a two-for-one split of the Company's common shares in August 1997), all as more fully set forth (together with certain other modifications) in the form of Amended and Restated Rights Agreement attached hereto as Exhibit 1.

Item 2.                                     Exhibits.

1. Amended and Restated Rights Agreement dated as of November 10, 1998, between Agouron Pharmaceuticals, Inc. and ChaseMellon
         Shareholder Services, L.L.C.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereto duly authorized.

                  Dated:  January 19, 1999.

                          AGOURON PHARMACEUTICALS, INC.

                          By:      /s/ PETER JOHNSON
                                   Peter Johnson
                                   President and
                                   Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit

1. Amended and Restated Rights Agreement dated as of November 10, 1998, between Agouron Pharmaceuticals, Inc. and ChaseMellon
         Shareholder Services, L.L.C.